Exhibit 10.1
BORGWARNER INC.
2018 STOCK INCENTIVE PLAN
Restricted Stock Agreement
For Non-Employee Directors

        THIS Restricted Stock Agreement (the “Agreement”) dated as of April 29, 2020, by and between BORGWARNER INC., a Delaware corporation (the “Company”), and                      (the “Director”) is entered into as follows:

WITNESSETH:

        WHEREAS, the Company has established the BorgWarner Inc. 2018 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto or which has been previously provided to the Director;

        WHEREAS, the Corporate Governance Committee of the Board of Directors of the Company has recommended that the Director be granted shares of Restricted Stock pursuant to the terms of the Plan and the terms of this Agreement, and the Board of Directors of the Company has approved such recommendation.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1.Award of Restricted Stock. The Company hereby awards to the Director on this date, 4,382 shares of its common stock, par value $.01 (“Stock”), subject to the terms and conditions set forth in the Plan and this Agreement (the “Award”).

2.Issuance of Share Certificates or Book Entry Record. The Company shall, as soon as administratively feasible after execution of this Agreement by the Director, either (1) issue one or more certificates in the name of the Director representing the shares of Restricted Stock covered by this Award, or (2) direct the Company’s transfer agent for the Stock to make a book entry record showing ownership for the Restricted Stock in the name of the Director, subject to the terms and conditions of the Plan and this Agreement.

3.Custody of Share Certificates During the Restriction Period. In the event that the Company issues one or more certificates for the Restricted Stock covered by this Award in lieu of book entry, during the Restriction Period described below:

a.The certificate or certificates shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the BorgWarner Inc. 2018 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Restricted Stock Agreement are on file at the headquarters offices of BorgWarner Inc.”

b.The certificates shall be held in custody by the Company until the restrictions set forth herein shall have lapsed; and

Exhibit 10.1

c.As a condition to receipt of this Award, the Director hereby authorizes the Company to issue such instructions to the transfer agent as the Company may deem necessary or proper to comply with the intent and purposes of this Agreement and the Plan, including provisions regarding forfeiture, and that this paragraph shall be deemed to constitute the stock power, endorsed in blank, contemplated by Section 8.2 of the Plan.

4.Terms of the Plan Shall Govern. The Award is made pursuant to, and is subject to, the Plan, including, without limitation, its provisions governing a Change in Control and Cancellation and Rescission of Awards. In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Unless otherwise indicated, all capitalized terms contained in this Agreement shall have the meaning assigned to them in the Plan.

5.Restriction Period. The Restriction Period for the Restricted Stock awarded to the Director under this Agreement shall commence with the date of this Agreement set forth above and shall end, for the percentage of the shares indicated below, on the date when the Restricted Stock shall have vested in accordance with the following schedule:

         Date     Vested Percentage

          April 29, 2021   100% of the Awarded Shares

        During the Restriction Period, the Director shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock awarded herein.

6.Shareholder Rights. Subject to the restrictions imposed by this Agreement and the Plan, the Director shall have, with respect to the Restricted Stock covered by this Award, all of the rights of a stockholder of the Company holding Stock, including the right to vote the shares and the right to receive any cash dividends; provided, however, that cash dividends will be automatically reinvested in additional shares of Restricted Stock, the number of which shall be determined by multiplying (i) the number of shares of Restricted Stock that the Director has been issued under this Agreement as of the dividend record date by (ii) the dividend paid on each share of Stock, and dividing the result by (iii) the Fair Market Value of a share of Stock on the dividend payment date. Such additional shares of Restricted Stock resulting from the reinvestment of dividends shall be subject to the same restrictions, terms and conditions, including the Restriction Period, contained herein. For the avoidance of doubt, if the Restricted Stock is forfeited, then any dividends paid thereon and treated in accordance with this paragraph shall also be forfeited.

7.Forfeiture of Shares. Upon the Director’s Termination of Employment during the Restriction Period, all shares of Stock covered by this Award that remain subject to restriction shall be forfeited by the Director; provided, however, that in the event of the Director’s Retirement during the Restriction Period, the Compensation Committee shall

Exhibit 10.1
have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of the Restricted Stock covered by this Award.

8.Change in Control. In the event of a Change in Control, this Award shall be treated in accordance with Section 15 of the Plan.

9.Delivery of Shares. At the Director’s request, if and when the Restriction Period expires for a share or shares of Restricted Stock without a prior forfeiture, the Company will deliver certificate(s) for such share(s) to the Director.

10.Acquisition of Shares For Investment Purposes Only. By his or her signature hereto, the Director hereby agrees with the Company as follows:

a.The Director is acquiring the shares of Stock covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any of the shares of the Stock in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

b.If any of the shares of Stock covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such shares shall be made by the Director (or any other person) under such circumstances that he or she (or any other such person) may be deemed an underwriter, as defined in the 1933 Act; and

c.The Company shall have the authority to endorse upon the certificate or certificates representing the Stock covered by this Agreement such legends referring to the foregoing restrictions.

11.No Right to Continued Service. Nothing contained in the Plan or this Agreement shall confer upon the Director any right to continue as a director of the Company.

12.Withholding of Taxes. If applicable, no later than the date as of which an amount first becomes includible in the Director’s gross income for Federal income tax purposes, the Director shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local, or foreign taxes of any kind required by law to be withheld.

13.Governing Law. The Award made and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

14.Acceptance of Award. By the Director’s signature below, the Director accepts the terms of the Award, as set forth in this Agreement and in the Plan. Unless the Company otherwise agrees in writing, this Agreement shall not be effective as a Restricted Stock Award if a copy of this Agreement is not signed and returned to the Company.

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15.Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives, successors, and assigns.

* * * * *

Exhibit 10.1
IN WITNESS WHEREOF, BORGWARNER INC. and the Director have executed this Agreement to be effective as of the date first written above.

            BORGWARNER INC.

     By:  /s/ Felecia J. Pryor
            Name: Felecia J. Pryor
Title: Executive Vice President, Chief
             Human Resources Officer

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

Date